UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2008

EDGE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Travis Tower
1301 Travis, Suite 2000
Houston, Texas 77002
(Address of principal executive offices)

(713) 654-8960
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Edge Petroleum Corporation (the “Company”) is amending and restating the severance agreements of all of its employees so that such agreements will be exempt from or conform to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the final and transitional guidance promulgated thereunder (collectively, “Section 409A”).  In that regard, on April 3, 2008, the Company entered into Amended and Restated Severance Agreements with each of John W. Elias, John O.Tugwell and Michael G. Long and an Amended and Restated Employment Agreement with Mr. Elias.  In the case of Mr. Elias’ severance agreement, the amendment also clarifies that in the event severance benefits would otherwise be payable under both the severance agreement and any other plan or agreement, including the employment agreement, Mr. Elias has agreed that he will receive only the benefits specified under his severance agreement and the continuation of certain term life insurance as provided for under his employment agreement.

The foregoing description of the amended and restated agreements of the Company’s executive officers are qualified in their entirety by reference to the agreements, which are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Amended and Restated Severance Agreement dated April 3, 2008 between the Company and Executive Officers of the Company Named Therein
10.2	Amended and Restated Severance Agreement dated April 3, 2008 between the Company and John W. Elias
10.3	Amended and Restated Employment Agreement dated April 3, 2008 between the Company and John W. Elias

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: April 4, 2008	By:	/s/ Michael G. Long
Michael G. Long
Executive Vice President and Chief Financial
and Accounting Officer